EXHIBIT 32.2

Certification of Principal Executive Officer
Pursuant to U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Charles Bentz, Chief Financial Officer of Asianada, Inc., hereby certify, to my knowledge, that the annual report on Form 10-KSB for the period ending June 30, 2007 of Asianada, Inc. (the "Form 10-KSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Asianada, Inc.

Dated: October 15, 2007

/s/ Charles Bentz
Charles Bentz Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided by the Registrant and will be retained by the Registrant and shall be furnished to the SEC or its staff upon request.